Exhibit 99.1

MeridianLink to Be Acquired by Centerbridge Partners for $2.0 Billion

MeridianLink Shareholders to Receive $20.00 Per Share in Cash

MeridianLink to Become a Private Company, Well Positioned to Accelerate Growth and Innovation for Customers

IRVINE, Calif. – August 11, 2025 – MeridianLink, Inc. (NYSE: MLNK), a leading provider of modern software platforms for financial institutions and consumer reporting agencies, today announced that it has entered into a definitive agreement to be acquired by funds advised by affiliates of Centerbridge Partners, L.P. (“Centerbridge”), a global investment firm with deep experience investing in financial services and technology, in an all-cash transaction that values MeridianLink at an enterprise value of approximately $2.0 billion. Upon closing of the transaction, MeridianLink will become a private company.

Under the terms of the agreement, MeridianLink shareholders will receive $20.00 per share in cash for each share of common stock they own. The purchase price represents a premium of approximately 26% over the closing price of MeridianLink shares as of August 8, 2025, the last full trading day prior to the transaction announcement.

“We are excited for the next chapter of innovation and growth with our partners at Centerbridge. Today’s announcement is a strong endorsement of our leading digital lending platform that serves nearly 2,000 community financial institutions and reporting agencies,” Larry Katz, President and CEO-designate of MeridianLink, said. “Together with Centerbridge, we will unlock the potential of this company by accelerating product innovation, harnessing the power of AI and data, and enhancing the delivery of exceptional customer experiences. I am proud of this talented team and look forward to further building our trusted, mission-critical, scalable platform that empowers customers and the communities they serve.”

“This is an exciting next step for MeridianLink,” said Nicolaas Vlok, chief executive officer of MeridianLink. “Our dedicated team has built our market-leading platform and partner ecosystem, and I am confident in the path forward for the Company, bolstered by Larry’s leadership and Centerbridge’s partnership.”

Ed McDermott, Board chair of MeridianLink said, “Over the last several years, our Board has carefully evaluated alternatives to maximize shareholder value. The Board thoroughly reviewed Centerbridge’s proposal with the assistance of independent financial and legal advisors and determined this transaction would create certain, compelling and immediate value for our shareholders at an attractive premium and position MeridianLink to increase its competitive edge in a rapidly changing technology landscape.”

“As the pace of change across the finance and tech sectors continues to accelerate, MeridianLink is uniquely positioned to help financial institutions enhance their digital lending and credit reporting capabilities to expand and deepen client relationships, unlock the potential of data and AI, and drive their growth,” said Jared Hendricks, Senior Managing Director, Centerbridge, and Ben Jaffe, Managing Director, Centerbridge. “At Centerbridge, we have a proven track record of partnering with exceptional companies at the intersection of finance and technology to create value for customers and opportunities for employees. We believe in the importance of fostering a vibrant, modern banking system using market-leading technology. To that end, we are thrilled to work with Larry Katz and the Company’s talented team to enhance MeridianLink’s platform capabilities and grow their wallet share with new and existing customers.”

Transaction Details

The MeridianLink Board of Directors unanimously approved the transaction, which is expected to close in the second half of 2025, subject to approval by MeridianLink shareholders and the satisfaction of regulatory approvals and customary closing conditions.

The holders of approximately 55% of MeridianLink’s shares of common stock have agreed to vote all of the shares of MeridianLink common stock owned by them in favor of the transaction.

Upon completion of the transaction, MeridianLink’s common stock will no longer be listed on any public market. MeridianLink will remain headquartered in Irvine, California.

Advisors

Centerview Partners LLC is serving as lead financial advisor and Goodwin Procter LLP is serving as legal advisor to MeridianLink. J.P. Morgan Securities LLC also served as a financial advisor to MeridianLink. Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to MeridianLink.

Goldman Sachs & Co. LLC is serving as financial advisor to Centerbridge, and Kirkland & Ellis is serving as its legal counsel. Kekst CNC is serving as strategic communications advisor to Centerbridge.

Second Quarter 2025 Financial Results

In a separate press release, MeridianLink announced today its second quarter 2025 results, which will be available at https://ir.meridianlink.com. In light of the announced transaction, the financial results conference call scheduled for August 11, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) will no longer take place.

About MeridianLink

MeridianLink® (NYSE: MLNK) empowers financial institutions and consumer reporting agencies to drive efficient growth. MeridianLink’s cloud-based digital lending, account opening, background screening, and data verification software solutions leverage shared intelligence from a unified data platform, MeridianLink® One, to enable customers of all sizes to identify growth opportunities, effectively scale up, and support compliance efforts, all while powering an enhanced experience for staff and consumers alike.

For more than 25 years, MeridianLink has prioritized the democratization of lending for consumers, businesses, and communities. Learn more at www.meridianlink.com.

About Centerbridge

Centerbridge Partners, L.P. is a private investment management firm employing a flexible approach across investment disciplines—Private Equity, Private Credit and Real Estate—in an effort to develop the most attractive opportunities for our investors. The Firm was founded in 2005 and, as of June 30, 2025, has approximately $43 billion in assets under management with offices in New York and London. Centerbridge is dedicated to partnering with world-class management teams across targeted industry sectors and geographies. For more information, please visit www.centerbridge.com and LinkedIn.

For MeridianLink

Press Contact

Erica Bigley

(415) 710-9006

Erica.Bigley@Meridianlink.com

Investor Relations Contact

Nandan Amladi

(714) 332-6357

InvestorRelations@MeridianLink.com

For Centerbridge

Jeremy Fielding / Anntal Silver / Daniel Hoadley

Kekst CNC

CenterbridgePartners@kekstcnc.com

Cautionary Statement Regarding Forward-Looking Statements

This press release includes certain forward-looking statements about, among other things, the proposed acquisition of MeridianLink by Centerbridge (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on MeridianLink’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by MeridianLink, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing, including the possibility that MeridianLink’s stockholders may not approve the Transaction and obtaining any regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) the ability of Centerbridge and Merger Sub to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (iii) the possibility that competing offers or acquisition proposals will be made; (iv) the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; (v) potential litigation relating to the Transaction that could be instituted against Centerbridge and Merger Sub, MeridianLink or their respective directors, managers or officers, including the effects of any outcomes related thereto; (vi) the risk that disruptions from the Transaction will harm MeridianLink’s business, including current plans and operations; (vii) the ability of MeridianLink to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (ix) continued availability of capital and financing and rating agency actions; (x) legislative, regulatory and economic developments affecting MeridianLink’s business; (xi) general economic and market developments and conditions; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect MeridianLink’s financial performance; (xiii) certain restrictions during the pendency of the Transaction that may impact MeridianLink’s ability to pursue certain business opportunities or strategic transactions; (xiv) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as MeridianLink’s response to any of the aforementioned factors; (xv) significant transaction costs associated with the Transaction; (xvi) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xvii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring MeridianLink to pay a termination fee or other expenses; (xviii) competitive responses to the Transaction; and (xix) the risks and uncertainties pertaining to MeridianLink’s business, including those set forth in MeridianLink’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by MeridianLink with the SEC. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on MeridianLink’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and MeridianLink does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information and Where to Find It

In connection with the Transaction by and among MeridianLink, a Delaware corporation, Centerbridge, a Delaware limited liability company, and Merger Sub, a Delaware corporation and a wholly owned subsidiary of Centerbridge, this communication is being made in respect of the pending merger involving MeridianLink and Centerbridge. MeridianLink will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending merger. When completed, a definitive version of the Proxy Statement will be mailed to MeridianLink’s stockholders. This document is not a substitute for the proxy statement or any other document which MeridianLink may file with the SEC. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER AND RELATED MATTERS.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to MeridianLink’s stockholders. MeridianLink’s stockholders may obtain free copies of the documents MeridianLink files with the SEC from the SEC’s website at www.sec.gov or through the Investor Relations portion of MeridianLink’s website at https://ir.meridianlink.com/overview/default.aspx under the link “Financials & Filings” and then under the link “SEC Filings” or by contacting MeridianLink’s Investor Relations by e-mail at InvestorRelations@MeridianLink.com.

Participants in the Solicitation

MeridianLink and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from MeridianLink’s stockholders in connection with the Transaction. Information regarding MeridianLink’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 23, 2025 (the “2025 Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. To the extent holdings of MeridianLink’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of MeridianLink’s directors and executive officers in the Transaction will be included in the Proxy Statement if and when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above. These documents and the other SEC filings described in this paragraph may be obtained free of charge as described above under the heading “Additional Information and Where to Find It.”